EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184152 on Form S-8, of our report dated June 16, 2022, relating to the financial statements of Pentair, Inc. Retirement Savings and Stock Incentive Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
June 16, 2022